UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2025 (October 24, 2025)

ClearOne, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

+1 (801) 975-7200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	CLRO	The NASDAQ Capital Market

Item 1.01               Entry into a Material Definitive Agreement.

On October 24, 2025 (the “Effective Date”), ClearOne, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Biamp Systems, LLC., a Delaware limited liability company (the “Purchaser”), pursuant to which the Purchaser purchased on and as of the Effective Date a significant portion of the Company’s intellectual property and product inventory and non-exclusive rights to customer data of the Company for a gross purchase price of $3.0 million (the “Asset Sale”).  The Asset Sale is part of the Company’s previously announced and ongoing strategic process and in support of its previously disclosed plan to pursue one or more transactions involving the eventual sale of all or substantially all of the Company’s current assets and operations.

Under the terms of the Purchase Agreement, the Company retains ownership of its books and records and all of the Company’s equity in all of its subsidiaries. The Company plans to continue to provide product warranty and support services to its existing customers.

Once the Company completes its accounting for the Asset Sale and determines the net proceeds from the Asset Sale, such net proceeds will be used to redeem the Company’s Class A Redeemable Preferred Stock (the “Class A Preferred Stock”) in accordance with the terms and conditions of the Certificate of Designation for the Class A Preferred Stock.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchaser.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Purchase Agreement in the form filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.01              Completion of Acquisition or Disposition of Assets.

On October 24, 2025, the Company completed the Asset Sale as described under Item 1.01 above. There were no material relationships between the Purchaser and any of the Company, its affiliates, officers or directors.

Item 9.01              Financial Statements and Exhibits.

(b)  Pro Forma Financial Information.

The pro forma financial information with respect to the Company's disposition of the assets sold to Biamp Systems, LLC is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(d)  Exhibits

Exhibit Number	Exhibit Title
10.1*	Asset Purchase Agreement dated October 24, 2025 by and between ClearOne, Inc. and Biamp Systems, LLC.
99.1	Pro Forma Financial Information.
104.1	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*               Certain portions of this exhibit (indicated by “[***]”) have been omitted as the Registrant determined (i) the omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K, and exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date: October 30, 2025	By:	/s/ Simon Brewer
Simon Brewer
Chief Financial Officer